Exhibit 10.16

AMENDMENT TO
INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN
GSC INVESTMENT CORP.
AND
GSCP (NJ), L.P.

Amendment made this 23rd day of May 2007 by and between GSC Investment Corp., a Maryland corporation (the “Company”), and GSCP (NJ), L.P., a Delaware limited partnership (the “Investment Adviser”).

WHEREAS, the Company has retained the Investment Adviser to furnish investment advisory services to the Company on the terms and conditions set forth in an Investment Advisory and Management Agreement dated as of March 21, 2007 (the “Advisory Agreement”); and

WHEREAS, the Board of Directors has approved an amendment to the Advisory Agreement to reconcile the fee calculation dates with the financial reporting schedule of the Company;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

Amendment to Fee Calculation Dates.  Section 3 of the Advisory Agreement is hereby amended as follows:  (i) each reference to "calendar quarter" set forth in Section 3 is hereby replaced with "fiscal quarter" and each reference to “calendar year” is hereby replaced with “fiscal year” and (ii) the initial dates on which fees are payable under Section 3 are hereby changed from "June 30, 2007" to "August 31, 2007" with respect to the quarterly management and incentive fees and from "December 31, 2007" to "February 28, 2008" with respect to the annual incentive fee.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date hereof.

GSC INVESTMENT CORP.

By:	/s/ David L. Goret
Name: David L. Goret
Title: Vice President and Secretary

GSCP (NJ), L.P.

By:	GSCP (NJ), Inc.,
its General Partner

By:	/s/ David L. Goret
Name: David L. Goret
Title: Senior Managing Director and Secretary